SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: December 31, 2002

FIRST CAPITAL RESOURCES.COM, INC.
(Exact name of registrant as specified in charter)

                       NEVADA                        33-55254                              87-0438641
                    (State or other jurisdiction    (Commission                          (IRS employer
                     of incorporation)                   file number)                            identification no.)

2469 East 7000 South, Suite 214
Holladay, Utah 84121

(Address of Principal Executive Offices)

Registrant's telephone number, including area code                 (801) 274-1011

Item 1. Change in Control of Registrant

Effective December 31, 2002, First American Capital Liquidating Trust ("the Trust"), majority owner of First Capital Resources.com, Inc. ("the Company), sold to WF Fund 9.5 million of the 10 million shares owned by the Trust. As a result of the transaction, WF became the controlling shareholder of the Company, owning approximately 88% of the total shares issued and outstanding.

Following the effective date of the transaction, Lionel Drage was appointed President and Director of the Company and Derri Davisson resigned as an officer and director. Mr. Drage is not an officer, director, shareholder, or beneficiary of the new controlling shareholder WF Fund.

The Company currently has no operations and no funds with which to develop operations. The Company is currently in the process of seeking short term capital while it investigates business opportunities to merge with or acquire,. The Company currently has no agreement or arrangement of merger or acquisition. Additionally, management is reviewing the need to restructure its stock structure and will be making decisions in this regard in during the next sixty days.

There is no guarantee that the Company will be successful in developing any business opportunities or acquiring any operational capital. Any investment in the Company would be a highly speculative investment and should only be made by those investors who are capable of bearing the risk of losing the entire value of their investment.

Item 5. Other Events

Effective December 31, 2002 , the Company successfully canceled $31,476 in debt owed to First American Capital Liquidating Trust in exchange for $13,704 in cash and assignment of a receivable with a face value of approximately $17,772, a cause of action, and a judgment which would require additional money and resources, which the Company does not currently possess, to collect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL RESOURCES.COM, INC.

Date: January 6, 2003 By /s/ Lionel L. Drage
Lionel L. Drage
President

ASSIGNMENT OF ASSETS

Whereas, The First American Capital Liquidating Trust ("FACT") is the holder of at least $31,476 in debt, owed by First Capital Resources.com, Inc. ("the Company") pursuant to several loan agreements or arrangements between the parties dating prior to October 2000; and

Whereas, the Company has no ability by which to liquidate the debt; and

Whereas, FACT is willing to cancel some of the debt in exchange for approximately $13,704 in cash and the assignment of some unliquidated assets owned by the Company; and

Whereas, the Company does not currently have the resources to pursue or collect the assets being assigned and deems it appropriate to assign the assets and reduce the amount of debt owed.

Now Therefore, First Capital Resources.com, Inc. hereby conveys, assigns and transfers to The First American Capital Liquidating Trust those assets listed in attached Schedule A in exchange for cancellation of $31,476 in debt owed by the Company to FACT.

Effective the 31st day of December, 2002.

FIRST CAPITAL RESOURCES.COM, INC.

By: /s/ Lionel L. Drage
Lionel L. Drage, President

THE FIRST AMERICAN CAPITAL LIQUIDATING TRUST

By: /s/ Derri Davisson
Derri Davisson, Trustee